                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                  ------------
                             PLAYTEX PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    51-0312772
  (State of other jurisdiction                         (I.R.S.Employer
of incorporation or organization)                    Identification No.)

                             300 Nyala Farms Road
                        Westport, Connecticut  06880
                   (Address of principal executive offices)
                                  ------------
                   PLAYTEX 1994 STOCK OPTION PLAN FOR DIRECTORS
            AND EXECUTIVE AND KEY EMPLOYEES OF PLAYTEX PRODUCTS, INC.
                            (Full title of the Plan)
                                  ------------
                            PAUL E. YESTRUMSKAS, ESQ.
                  Vice President, General Counsel and Secretary
                              Playtex Products, Inc.
                               300 Nyala Farms Road
                           Westport, Connecticut 06880
                                 (203) 341-4000
                (Name, address, including zip code, and telephone
                number, including area code, of agent for service)


-------------------------------------------------------------------------------------------------------
                               Amount            Proposed             Proposed
                             Of Shares            Maximum              Maximum              Amount of
Title of Securities            to be           Offering Price         Aggregate            Registration
to be Registered            Registered(1)       Per Share (2)      Offering Price (2)          Fee
-------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value               2,000,000             $14.25           $ 28,500,000            $8,407.50

-------------------------------------------------------------------------------------------------------

                                  Continued

(1) Plus such additional shares of Common Stock as may be issuable pursuant to adjustments, as provided in the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc., for stock dividends, splits, combinations or other changes or recapitalizations or similar transactions.

(2) Estimated pursuant to Rule 457 (c) and (h) under the Securities Act of 1933 solely for the purpose of determining the registration fee and is based on
     the average of the reported   high and low prices on the New York Stock
     Exchange on March 18, 1998.

                           Index To Exhibits at Page  4

The contents of the Registration Statement on Form S-8 (File No.333-31703) previously filed by Playtex Products, Inc. with the Securities and Exchange Commission on July 21, 1997, are hereby incorporated by reference in this Registration Statement. This registration statement is being filed for the sole purpose of increasing the number of shares registered under the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees at Playtex Products, Inc. by 2,000,000 shares.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on March 23, 1998.

                                        PLAYTEX PRODUCTS, INC.



                                        By: /s/ Paul E. Yestrumskas
                                        ---------------------------------------
                                        Paul E. Yestrumskas
                                        Vice President, General Counsel
                                        and Secretary



                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Michael F. Goss and Paul E. Yestrumskas his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                                  Title                            Date Signed
       ---------                                  -----                            -----------
/s/ Robert B. Haas                  Chairman of the Board and Director            March 23, 1998
------------------------
    Robert B. Haas


/s/ Michael R. Gallagher            Chief Executive Officer and                   March 23,1998
------------------------            Director (Principal Executive
    Michael R. Gallagher            Officer)


/s/ Michael F. Goss                 Executive Vice President, Chief               March 23,1998
------------------------            Financial Officer and Director
    Michael F. Goss                 (Principal Financial and Accounting
                                    Officer)

/s/ C. Ann Merrifield               Director                                      March 23,1998
------------------------
    C. Ann Merrifield

                                    Director                                      March 23,1998
------------------------
    Thomas H. Lee


/s/ Douglas D. Wheat                Director                                      March 23,1998
------------------------
    Douglas D. Wheat


                                    Director                                      March 23,1998
------------------------
    Michael R. Eisenson


                                    Director                                      March 23,1998
------------------------
    Kenneth F. Yontz


                                    Director                                      March 23,1998
------------------------
    Timothy O. Fisher




                                    Director                                      March 23,1998
------------------------
    John W. Childs


/s/ Wyche H. Walton                 Director                                      March 23,1998
------------------------
    Wyche H. Walton



                                 Exhibit Index
                           --------------------------

          5 Opinion of Counsel as to the legality of the Common Stock being registered.

          23.1   Consent of KPMG Peat Marwick LLP (Independent Accountants).

          23.2   Consent of Counsel (included in Exhibit 5).

          24 Power of Attorney (included in the signature page to this registration Statement).